As filed with the Securities and Exchange Commission on June 4, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
INTERDIGITAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	23-1882087
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation or Organization)	Identification Number)

781 Third Avenue	19406
King of Prussia, Pennsylvania	(Zip Code)
(Address of Principal Executive Offices)
InterDigital, Inc. 2009 Stock Incentive Plan
(Full Title of the Plan)
STEVEN W. SPRECHER
General Counsel and Secretary
InterDigital, Inc.
781 Third Avenue
King of Prussia, Pennsylvania 19406-1409
(Name and Address of Agent for Service)
(610) 878-7800
(Telephone Number, Including Area Code, of Agent for Service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

Proposed
		Proposed maximum	maximum	Amount of
Title of securities	Amount to be	offering price per	aggregate offering	registration
to be registered	registered (1)	share (2)	price (2)	fee
Common Stock, par value $0.01 per share	3,000,000	$24.66	$73,980,000	$4,128

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such indeterminable number of additional shares of the Registrant’s Common Stock as may become issuable to prevent dilution in the event of stock splits, stock dividends, or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, based upon the average of the high and low prices of the Registrant’s Common Stock on the Nasdaq Global Select Market on May 28, 2009.

EXPLANATORY NOTE
This Registration Statement on Form S-8 is filed by InterDigital, Inc., a Pennsylvania corporation (the “Registrant”), relating to 3,000,000 shares of its common stock, par value $0.01 per share (the “Common Stock”), issuable to eligible officers, employees, nonemployee directors and service providers of the Registrant under the Interdigital, Inc. 2009 Stock Incentive Plan (the “Plan”).
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information.
Not filed as part of this Registration Statement pursuant to the Note to Part I of Form S-8.
Item 2. Registrant Information and Employee Plan Annual Information.
Not filed as part of this Registration Statement pursuant to the Note to Part I of Form S-8.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents, which have previously been filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated by reference herein and shall be deemed to be a part hereof:
     (1) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the Commission on March 2, 2009;
     (2) The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009, filed with the Commission on May 8, 2009;
     (3) The Registrant’s Current Reports on Form 8-K filed with the Commission on January 6, 2009, January 14, 2009, February 3, 2009, February 5, 2009, March 17, 2009, March 31, 2009, April 30, 2009 and May 28, 2009; and
     (4) The description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on April 25, 2000, together with Amendment No. 1 on Form 8-A/A filed with the Commission on May 2, 2000, and including any amendments or reports filed for the purpose of updating such description in which there is described the terms, rights and provisions applicable to our Common Stock.
     In addition, all reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange

Act”), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto, which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.
     For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
Not applicable.
Item 6. Indemnification of Directors and Officers.
     Sections 1741-1750 of the Pennsylvania Business Corporation Law of 1988 (the “BCL”) and the Registrant’s Bylaws provide for indemnification of the Registrant’s directors and officers and certain other persons. Under Sections 1741-1750 of the BCL, directors and officers of the Registrant may be indemnified by the Company against all expenses incurred in connection with actions (including, under certain circumstances, derivative actions) brought against such director or officer by reason of his or her status as a representative of the Registrant, or by reason of the fact that such director or officer serves or served as a representative of another entity at the Registrant’s request, so long as the director or officer acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant. As permitted under the BCL, the Registrant’s Bylaws provide that the Registrant shall indemnify directors and officers against all expenses incurred in connection with actions (including derivative actions) brought against such director or officer by reason of the fact that he or she is or was a director or officer of the Registrant, or by reason of the fact that such director or officer serves or served as an employee or agent of any entity at the Registrant’s request, unless the act or failure to act on the part of the director or officer giving rise to the claim for indemnification is determined by a court in a final, binding adjudication to have constituted willful misconduct or recklessness. The Registrant’s Bylaws authorize the Registrant to purchase and maintain insurance to insure its indemnification obligations on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any expense, liability or loss asserted against him and incurred by him or on his behalf in any such capacity.
     Consistent with the indemnification provisions of the Registrant’s Bylaws and under the BCL, the Registrant has entered into a separate indemnity agreement with each director and certain executive officers. Under each indemnity agreement, the Registrant contractually indemnifies the indemnitee, and assumes for itself maximum liability for expenses and damages in connection with claims against such indemnitee in connection with his or her service to the Registrant and its subsidiaries. In particular, under each indemnity agreement, the Registrant agrees (i) that it shall obtain and maintain in full force and effect directors’ and officers’ liability insurance in reasonable amounts from established and reputable insurers, and that in all policies of such directors’ and officers’ liability insurance, the indemnitee shall be named as an insured in such a manner as to provide the indemnitee the same rights and benefits as are accorded to the most favorably insured of the other indemnitees serving the Registrant in a capacity similar to that of the particular indemnitee; (ii) that it shall indemnify the indemnitee against all expenses and liabilities related to any proceeding to which the indemnitee is was or is a party or is threatened to be made a party, including, without limitation, a proceeding by or in the right of the Registrant, by reason of the fact that the indemnitee is or was a director, officer, employee, and/or agent of the Registrant, or by reason of anything done or not done by the indemnitee in any such capacity, at any time in the past, present or future, provided the indemnitee acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the Company; and (iii) that if prior to, during the pendency or after completion of any proceeding described in clause (ii) herein, the indemnitee becomes deceased, the Registrant shall indemnify the indemnitee’s heirs, executors and administrators against any and all expenses and liabilities of any type whatsoever actually and reasonably incurred to the extent the indemnitee would have been entitled to indemnification described in clause (ii) herein were the indemnitee still alive. As is stated therein, the intent of each indemnity agreement is to provide indemnification and advancement of expenses to the indemnitee to the fullest extent permitted by law.
Item 7. Exemption From Registration Claimed.
Not applicable.
Item 8. Exhibits.
     Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

Exhibit No.	Exhibit Description

4.1	Articles of Incorporation of InterDigital, Inc. (incorporated by reference to exhibit 3.1 to the Registrant’s Form 10-Q for the quarter ended June 30, 2007).

4.2	Bylaws of InterDigital, Inc. (incorporated by reference to exhibit 3.1 to the Registrant’s Form 8-K filed with the Commission on December 24, 2008).

4.3	Rights Agreement between InterDigital, Inc. and American Stock Transfer & Trust Co., dated July 2, 2007 (incorporated by reference to exhibit 4.1 to the Registrant’s Form 10-Q for the quarter ended June 30, 2007).

5.1*	Opinion of Gibson, Dunn & Crutcher LLP.

Exhibit No.	Exhibit Description

23.1*	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

23.2*	Consent of PricewaterhouseCoopers LLP.

24.1*	Power of Attorney (included on signature page hereto).

99.1*	InterDigital, Inc. 2009 Stock Incentive Plan.

*	Filed herewith.

Item 9. Undertakings.
(a) The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, State of Pennsylvania, on this 3rd day of June, 2009.

InterDigital, Inc.
By	/s/ William J. Merritt
William J. Merritt
President and Chief Executive Officer

POWER OF ATTORNEY
     Each person whose signature appears below constitutes and appoints William J. Merritt and Steven W. Sprecher, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William J. Merritt William J. Merritt	Director, President and Chief Executive Officer (Principal Executive Officer)	June 3, 2009

/s/ Scott A. McQuilkin Scott A. McQuilkin	Chief Financial Officer (Principal Financial Officer)	June 3, 2009

Signature	Title	Date

/s/ Richard J. Brezski Richard J. Brezski	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	June 3, 2009

/s/ Harry G. Campagna Harry G. Campagna	Director	June 3, 2009

/s/ Steven T. Clontz Steven T. Clontz	Director	June 3, 2009

/s/ Edward B. Kamins Edward B. Kamins	Director	June 3, 2009

/s/ Robert S. Roath Robert S. Roath	Director	June 3, 2009

EXHIBIT INDEX

Exhibit No.	Exhibit Description

4.1	Articles of Incorporation of InterDigital, Inc. (incorporated by reference to exhibit 3.1 to the Registrant’s Form 10-Q for the quarter ended June 30, 2007).

4.2	Bylaws of InterDigital, Inc. (incorporated by reference to exhibit 3.1 to the Registrant’s Form 8-K filed with the Commission on December 24, 2008).

4.3	Rights Agreement between InterDigital, Inc. and American Stock Transfer & Trust Co., dated July 2, 2007 (incorporated by reference to exhibit 4.1 to the Registrant’s Form 10-Q for the quarter ended June 30, 2007).

5.1*	Opinion of Gibson, Dunn & Crutcher LLP.

23.1*	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

23.2*	Consent of PricewaterhouseCoopers LLP.

24.1*	Power of Attorney (included on signature page hereto).

99.1*	InterDigital, Inc. 2009 Stock Incentive Plan.

*	Filed herewith.